QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the inclusion in this Annual Report (Form 10-K) of AirNet Systems, Inc. of our report dated February, 8, 2002 with respect to the consolidated financial statements and financial statement schedule of AirNet Systems, Inc. included herein.

        We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-08189 and No. 333-62659) pertaining to the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan and the Registration Statement (Form S-8 No. 333-43605) pertaining to the AirNet Systems, Inc. Retirement Savings Plan of our report dated February 8, 2002, with respect to the consolidated financial statements and financial statement schedule of AirNet Systems, Inc. included in this Annual Reports (Form 10-K) of AirNet Systems, Inc.

/s/ Ernst & Young LLP

Columbus, Ohio
March 26, 2002

QuickLinks

  EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS